FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (this **Amendment**) is made and entered into as of June 12, 2015, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of the Real Estate Account (**Landlord**), and G2 INTERNATIONAL, a Texas corporation (**Tenant**).

BACKGROUND:

A. On March 20, 2015, Landlord and Tenant entered into an Office Lease (the **Lease**) for approximately 1,502 square feet of Rentable Area (the **Premises**) in Suite 1485 of the building commonly known as Three Lincoln Centre (the **Building**), being a part of the office complex commonly known as Lincoln Centre (the **Centre**).

B. Landlord and Tenant desire to amend the Lease to, among other things, revise the Commencement Date.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2. Commencement Date.

   a. The Estimated Commencement Date is amended to be June 1, 2015.

   b. The Estimated Expiration Date is amended to be May 31, 2020.

   c. The first sentence of Section 1(a) of the Lease is deleted and the following substituted therefor: "The Initial Term of this Lease and the Rent (defined below) shall commence on the earliest of (i) the date that the Tenant Improvements are Substantially Completed, or (ii) the date the Tenant Improvements would have been Substantially Completed except for Tenant Delays, or (iii) the date that Tenant, or any person with Tenant's permission, occupies any portion of the Premises, except for Early Entry as defined in *Exhibit B*, or (iv) June 1, 2015 (the "Commencement Date")."

3. OFAC.

   a. Tenant certifies, represents, warrants and covenants that:

      (1) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person", or other banned or blocked person, entity,

nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(2) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

b. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless the Landlord Indemnitees from and against any and all Liabilities arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

4. Brokerage; Mutual Indemnities.

a. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment. Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker or agent claiming by, through, or under Tenant with respect to this Amendment.

b. Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker or agent claiming by, through or under Landlord with respect to this Amendment.

5. No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

6. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

7. Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

8. Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

9. Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of the Real Estate Account

By: Duane C Hale
Name: DUANE C HALE
Title: SENIOR DIRECTOR

TENANT:

G2 INTERNATIONAL,
a Texas corporation

By: [signature]
Name: President / Gust Kepler
Title: